Exhibit 99.1

RARE Hospitality International Reports 23.5% Growth in First-Quarter 2004 Earnings to $0.42 Per Diluted Share

    ATLANTA--(BUSINESS WIRE)--April 21, 2004--

   Same-Store Sales Increase 8.1% for LongHorn Steakhouse, 5.4% for
            Bugaboo Creek and 13.9% for the Capital Grille

    RARE Hospitality International, Inc. (Nasdaq:RARE) today announced financial results for the first quarter ended March 28, 2004. Revenues increased 22.5% for the quarter to $201,117,000 from $164,149,000 for the first quarter of 2003. Net income rose 26.7% to $14,827,000 for the first quarter of 2004 from $11,701,000 for the first quarter last year. Earnings per diluted share of $0.42 for the first quarter of 2004 increased 23.5% from $0.34 for the first quarter of 2003. Prior-period financial data in this release reflects the 3-for-2 stock split effected in September 2003.
    Operating highlights for each of the Company's three restaurant concepts follow.
    LongHorn Steakhouse - First-quarter revenues increased 22.3% for LongHorn Steakhouse, driven by the concept's 8.1% increase in same-store sales and 11.5% growth in the number of restaurants in operation. LongHorn had 194 restaurants in operation at the end of the first quarter of 2004 compared with 174 at the end of the first quarter of 2003. RARE opened seven new LongHorn Steakhouse restaurants during the first quarter. The Company plans to open seven new LongHorn Steakhouses during the second quarter and 23 to 24 new restaurants for full-year 2004.
    Bugaboo Creek Steak House - Bugaboo Creek's revenues grew 20.0% for the first quarter of 2004, as a result of its 5.4% increase in same-store sales and the expansion of its restaurants in operation to 26 at the end of the quarter compared with 22 at the end of the first quarter of 2003. RARE opened one new Bugaboo Creek restaurant during the first quarter of 2004 and intends to open three additional Bugaboo Creeks during the remainder of 2004.
    The Capital Grille - The Capital Grille's 13.9% same-store sales increase for the first quarter represented its fourth consecutive quarter of double-digit increases in comparable-quarter same-store sales. This increase, together with a 13.3% increase in the number of restaurants in operation, to 17 at the end of the quarter from 15 at the end of the first quarter last year, accounted for the 27.2% increase in the concept's revenues for the first quarter of 2004. The Company expects to open its 18th The Capital Grille restaurant, in Ft. Lauderdale, Florida, during the second quarter of 2004 and a total of two to three new The Capital Grille restaurants for full-year 2004.
    RARE today increased its guidance for earnings per diluted share for fiscal 2004 to a range of $1.39 to $1.41 from the previous range of $1.36 to $1.38. This guidance includes RARE's assumptions regarding an increase in same-store sales in a range of 3% to 4% for each of the Company's three growth concepts for the last three quarters of 2004, in addition to the scheduled restaurant openings discussed above. RARE also established guidance for the second quarter of 2004 for earnings per diluted share in a range of $0.35 to $0.36. This second-quarter guidance reflects a net impact of over $0.02 on earnings per diluted share resulting from higher new red meat contracts, partially offset by menu price increases.
    Of course, the statements contained in the immediately preceding paragraph are forward-looking statements, and the achievement of these targets is dependent not only on RARE's continued execution of its goals, but also on risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.
    "The strong same-store sales growth produced by each concept is a direct result of the outstanding execution of our team members," said Philip J. Hickey, Jr., Chairman and Chief Executive Officer of RARE. "Due to the team's sustained and concentrated efforts, the Company exceeded its long-term goal of 20% growth in earnings per diluted share for the first quarter of 2004, despite a challenging period of increased food costs. We believe this performance is further evidence of our progress in building a culture throughout RARE focused on creating guest loyalty by providing superior dining experiences."
    RARE Hospitality International will hold a conference call to discuss this release tomorrow, April 22, at 9:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.rarehospitality.com and clicking Investor Relations or by going to www.vcall.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on July 21, 2004.
    Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same-store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large restaurant base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; unusual weather patterns or events; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; legislation affecting the restaurant industry; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for 2003 and its current reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
    RARE Hospitality International, Inc. currently owns, operates and franchises 245 restaurants, including 200 LongHorn Steakhouse restaurants, 26 Bugaboo Creek Steak House restaurants and 17 The Capital Grille restaurants.



                 RARE HOSPITALITY INTERNATIONAL, INC.
              Unaudited Consolidated Financial Highlights
                 (In thousands, except per share data)

                                                      Fiscal Quarter
                                                 ---------------------
                                                      13 Weeks Ended
                                                 ---------------------
                                                 March 28,   March 30,
Statement of Operations Data:                      2004       2003
                                                 ---------  ----------
Revenues:
  Restaurant sales:
     LongHorn Steakhouse                         $145,159    $118,659
     The Capital Grille                            29,837      23,455
     Bugaboo Creek Steak House                     24,286      20,235
     Specialty concepts                             1,736       1,709
                                                 ---------  ----------
         Total restaurant sales                   201,018     164,058
     Franchise revenues                                99          91
                                                 ---------  ----------
         Total revenues                           201,117     164,149
                                                 ---------  ----------
Costs and expenses:
  Cost of restaurant sales                         72,574      58,640
  Operating expenses - restaurants                 85,672      70,626
  Depreciation and amortization - restaurants       7,179       6,257
  Pre-opening expense                               1,594       1,057
  General and administrative expenses              11,660       9,871
                                                 ---------  ----------
         Total costs and expenses                 178,680     146,451
                                                 ---------  ----------
     Operating income                              22,437      17,698
Interest expense, net                                 116         246
Minority interest                                     109         118
                                                 ---------  ----------
  Earnings before income taxes                     22,212      17,334
Income tax expense                                  7,385       5,633
                                                 ---------  ----------
         Net earnings                             $14,827     $11,701
                                                 =========  ==========
Basic earnings per common share                     $0.44       $0.36
                                                 =========  ==========
Diluted earnings per common share                   $0.42       $0.34
                                                 =========  ==========
Weighted average common shares outstanding:
  Basic                                            33,592      32,869
                                                 =========  ==========
  Diluted                                          35,576      34,609
                                                 =========  ==========

                                                 March 28,   Dec. 28,
Balance Sheet Data:                                2004       2003
                                                 ---------  ----------
Cash and short-term investments                  $ 47,968    $ 44,544
Total assets                                      497,397     464,542
Long-term debt     -                                    -
Obligations under capital leases, net of
 current installments                              39,053      27,462
Minority interest                                   1,391       1,371
Total shareholders' equity                        370,666     352,055

    CONTACT: RARE Hospitality International, Inc., Atlanta
             W. Douglas Benn, 770-399-9595